Exhibit 10.46
                         The Sale and Leasing Agreement

This agreement is concluded between and by Shanghai Kai Hong Electronic Company Ltd. with its legal residence being: Chenchun Road Xinqiao Town Songjiang County Shanghai , China ("Party A") and Shanghai Ding Hong Electronic Company Ltd. with its legal residence being: No 999 Xinqiao Town Songjiang County Shanghai , China ("Party B") on March 30, 2002,in the city of Shanghai.

Whereas,
1.    Party A agrees  to sell a three  story  building  completed  by  itself on
      (date)(hereinafter referred to as "original factory building"),and one power distribution building both buildings set forth in Exhibit one and two, hereinafter refereed to as " Building A") to Party B for the purpose and on the terms and conditions of this agreement;
2. Party B agrees to let Building A to Party A after Party B purchases Building A from Party A for the purpose and on the terms and conditions of this agreement.
3. Party B agrees to let extended part of the original factory building as well as the affiliated buildings and area (set forth in Exhibit three and four, hereinafter referred to as " Building B") to Party A.

Now it is hereby agreed as follows,

1.       Definitions and interpretation

Unless otherwise defined in this agreement, the terms used in this agreement shall only have the meanings hereunder.

1.1      "Building A" shall have the following meanings,
a. The original factory building of three stories located in No. 375 land of Song Jiang District, Shanghai;
b. The power distribution building located in No. 375 land of Song Jiang District, Shanghai.

1.2  "Building B" shall have the following meanings,
a.       The extended part of the original three story factory building and
b.       Affiliated buildings and area set forth in Exhibit Four.
         (the specific site and area is set forth in the Exhibit Map of the completed building )

1.3 "Effective Date" shall mean the agreement will take effect after the legal representatives or authorized representatives of both parties affix their signatures and company seals on this agreement.

1.4      "Leasing Term" shall mean 15 years since the agreement takes effect.

1.5 "Free of Rental Term" shall mean the period that in accordance  with article
3.4 Party A is entitled to use Building A without paying any rent fees since the 16th year after the agreement has taken effect for 15 years as long as Party A maintains its lawful existence as a business entity.

2.       The sale price of Building A and the method of payment
2.1      The sale price

a. Both parties agree to that the net value of the original factory building is USD$ 242,090, and that the net value of power distribution building is USD$; 32,916
b.       Party B agrees to purchase Building A with the price mentioned above.

2.2      The method of payment
Both parties agree that Party B shall provide Party A with a lawful receipt of real assets transfer, meanwhile to clarify the real assets value indicated in Party A's account, the clearance balance shall be transferred into Party A's long term credit--to collect from Party B. Party B will make 15 annual installment payments after the agreement takes effect, in other words, to pay off USD$ 275,006 within 15 years, and that every calendar year Party B shall pay USD$ 18,334to the account as prescribed by Party A before January 31st.

3.       Rent Term, Rent and Method of Payment
3.1      The period of lease
Both parties agree to that Party A is entitled to lease Building A for 15 years after the agreement takes effect.

3.2 Rental: both parties agree to that the annual rental of Building A shall be USD$ 19.251.

3.3 Method of payment: every calendar year Party A shall pay rental to the account as prescribed by Party B before January 31st.

3.4      Term for free of rent

After Party A leases Building A for 15 years, thereby Party A is entitled to continue to use Building A until 2024 with free of rent. If the operating period of Party A is extended beyond 2024, and Party A still exists as a business entity after 2024, thereby Party A is entitled to use Building with free of rent.

4. Under the circumstances that Party A terminates the lease of Building A before the lease term expires, then,

4.1 Under the circumstances that Party A terminates the lease relationship prior to maturity of the lease term and where Party B is unable to let
      Building A to a third party, Party A is still borne to pay the rent in accordance with the agreement. Party B shall also pay installment to Party A in accordance with the agreement.

4.2 Under the circumstances that Party A terminates the lease relationship prior to maturity of the lease term and where Party B is able to let Building A to a third party with the same rent, then Party A is not borne to pay the rent and any penalties, Party B shall also pay installment to Party A in accordance with the agreement.

4.3 Under the circumstances that Party B lets Building A or one of Building A to a third party, however, the rent thereof is less than the installment that Party B shall pay to Party A, then Party A shall pay the balance between the annual rental prescribed in Article 3.2 and the actual rental collected by Party B. Party B shall also pay installment to Party A in accordance with the agreement.

4.4 Under the circumstances that Party B lets Building A to a third party, and where the rent thereof is more than the installment Party B shall pay to Party A, then Party B is entitled to just pay the consideration in accordance with the amount on terms and conditions of this agreement.

4.5 Party B is not allowed to terminate the lease contract and the leasing term for free of rental without the consent of Party A. Otherwise Party B is liable to indemnify Party A all its losses including and without limitation any and all reasonable profits, out-of-pocket costs, legal fees, accounting fees and removal or relocation fees.

5. The leasing term, rental and the method of payment as to the leasing term of Building B.

5.1 Leasing term: both parties agree that, Party A is entitled to lease Building B for 15 years following the agreement takes effect. After the expiry of the leasing term, in case Party A still rents Building A or within the leasing term for free of rental, the leasing term of Building B shall be extended automatically and accordingly.

5.2 Rental: both parties agree that the monthly rental of Building B shall be USD $17,541. The rental can be adjusted where meeting mutual agreement.

5.3 Method of payment: Party A shall pay the rental to the account as nominated by Party B before 1st monthly.

5.4 Deposit: Party A shall pay Party B a deposit of USD$ 17,030 for leasing Building B, This deposit should apply against the last month's rent due by Party A to Party B

6. Termination of the agreement prior to the maturity of the leasing term of Building B
6.1 Where Party A will terminate the agreement prior to the maturity of the leasing term, Party A thereby shall compensate all losses, and damages suffered by Party B. The amount of compensation shall be decided upon negotiation between two parties.

6.2 Under the circumstances that Party A terminates the agreement prior to the maturity of the leasing term of building A for free of rental, Party A shall not be entitled to refund the deposit of USD$17,030.

7.       Insurance and repair costs
7.1 During the Leasing Term and Free of rental period, Party A is liable to purchase insurance for Building A and bear the repair costs as well, If Party A can not obtain building insurance, then Party B will be requested to obtain insurance and Party A will reimburse Party B for the actual insurance cost

7.2 During the Leasing Term, Party B is liable to purchase insurance for Building B and bear the repair costs as well.

7.3 Party B is entitled to inspect the utilization of buildings rented by Party A and Party A should provide assistance.

8.       Liability for breach of the agreement
Where Party B violates article 2.2 of the agreement for failing to pay installment punctually, then Party B shall be liable to pay liquidate damages to Party A at the rate of 0.21/ooof the installment for each day of delay.

8.1 Where Party A violates article 3.3 of the agreement for failing to pay the rent, then Party A shall pay a penalty at the rate of 0.21/of the rent for each day of delay.

8.2 Where Party B breach its warranties stipulated in article 6, Party B shall compensate Party A's lost and damages if any.

8.3      Party A is not allowed to:

(1) sub-lease Building A and Building B or exchange the use of two buildings with other parties without Party B's consent.
(2) In case Party A alters the structure of two building or damage two buildings without Party B's consent, Party A is liable to compensation.
(3) In case Party A changes the lease purpose prescribed in the agreement and the subject of lease without Party B's consent, Party A is liable to restoration and compensation.

9.       Warranties
Party B hereby warrants that with the period of the lease and term for free of rent Building A and Building B shall not be sold or mortgaged except for Party A's prior approval in writing.

10.      Force Majeure
10.1     The definition of Force Majeure

Force Majeure shall mean all events which are beyond the control of the Parties to this agreement, and which are unforeseen, unavoidable and insurmountable, and which arise after the Effective Date and which prevent total or partial performance by either party. Such events shall include earthquakes, typhoons, flood, fire, war, acts of government or public agencies, strikes and any other event which can not be foreseen, prevented and controlled, including events which are recognized as Force Majeure in general international commercial practice.

10.2     Consequences of Force Majeure

a. If an event of Force Majeure occurs, a Party's contractual obligations affected by such an event shall be suspended during the period of delay caused by the Force Majeure and the period for performing such obligation shall be extended, without penalty, for a period equal to such suspension.
b. The party claiming Force Majeure shall promptly inform the other party in writing and shall furnish with in fifteen (15) days thereafter sufficient proof of the occurrence and expected duration of such Force Majeure. The party claiming Force Majeure shall also use all reasonable endeavors to terminate the Force Majeure.
c. In the event of Force Majeure, the parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable endeavors to minimize the consequences of such Force Majeure

11.      The effectiveness of this agreement

This agreement shall become effective after the legal representatives or authorized representatives of both parties affix their signatures and company seals on this agreement.

12.      Language of the agreement

This agreement is made and executed in Chinese and English, both versions having equal validity.

13.      Settlement of disputes

13.1     Friendly consultations

In the event of any dispute, difference, controversy or claim arising out of or relating to this agreement, including any regarding the breach, termination or validity of this agreement, (a "Dispute") then upon one party giving the other party notice in writing of the Dispute and regarding the commencement of friendly consultations ("Notice of Dispute") the parties shall attempt to resolve such Dispute through friendly consultation.

If the Dispute has not been resolved through friendly  consultations with thirty
(30) days from the Notice of Dispute was given in respect of it, the Dispute shall be resolved by arbitration in accordance with Article 10.2 such arbitration may be initiated by either party.

13.2     Arbitration

The arbitration shall be conducted by Shanghai Arbitration Commission in Shanghai in accordance with its procedure rules. The arbitration award shall be final and binding on the parties. The costs of arbitration shall be borne by the losing party except as may be otherwise determined by the arbitration tribunal.

13.3     Continuance of performance

Except for the specified matters in dispute, which are then currently being arbitrated, the parties shall continue to perform their respective obligations under this agreement during any friendly consultations or any arbitration pursuant to this article 10.

13.4     Separability

The provisions of these articles 10 shall be separable from the other terms of this agreement. Neither the termination nor the invalidity of this agreement shall affect the validity of the provisions of this article 10.

14.      Applicable law

The validity, interpretation and implementation of this agreement and the settlement of disputes herein shall be governed by relevant PRC laws and regulation which are officially promulgated and publicly available.

15.      Miscellaneous
15.1  Anything  not   prescribed  by  the   agreement   shall  be  made  as  the
      supplementary clauses by two parties' mutual agreement. The supplementary clauses and exhibitions constitute the part of the entire agreement.

15.2 Both parties know their respective right, obligation, liability, very clearly and will execute the agreement in accordance with the provisions of the agreement. Where one party violates the agreement, the other party is entitled to claim damages in accordance with the agreement.

15.3 Any notice or written communication provided for in this Contract from one Party to the other Party shall be made in writing in Chinese and English and sent by courier service delivered letter. The date of receipt of a notice or communication hereunder shall be deemed to be seven (7) days after the letter is given to the courier service provided it is evidenced by a confirmation receipt. All notices and communications shall be sent to the appropriate address set forth below, until the same is changed by notice given in writing to the other Party.

To:      Party A                              To: Party B
Address: Shanghai KaiHong Electronics, Ltd.   Shanghai Ding Hong Electronic Co.,
                                               Ltd.
Attn.: /s/ Joseph Liu,                        Attn.: /s/ J.Y. Xing
Joseph Liu, President                         J.Y. Xing, President
Date:  March 30, 2002                         Date:  March 30, 2002